Exhibit 99.k(8)

(Multicurrency—Cross Border)

ISDA®

International Swap Dealers Association, Inc.

SCHEDULE
to the
Master Agreement

dated as of January 24, 2005

between

FLEET NATIONAL BANK

(“Party A”)

and

THE NEW AMERICA HIGH INCOME FUND, INC.

(“Party B”)

PART 1: Termination Provisions

(a)                                  “Specified Entity” means in relation to Party A for the purpose of Sections 5(a)(v), 5 (a)(vi), 5(a)(vii) and 5(b)(iv):

None;

“Specjfied Entity” means in relation to Party B for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(iv):

None.

(b)                                 “Specified Transaction” will have the meaning specified in Section 14 but shall also include any transaction with respect to the forward sale or delivery of any security.

(c)                                  The “Cross-Default” provisions of Section 5(a)(vi) (as amended in Part 5(j))

will apply to Party A and

will apply to Party B.

In connection therewith, “Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.”

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of Bank of America Corporation and with respect to Party B, three percent (3%) of the Shareholders’ Equity.

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(d)                                 The “Credit Event Upon Merger” provisions of Section 5(b)(iv)

will apply to Party A

will apply to Party B.

(e)                                  The “Automatic Early Termination” provision of Section 6(a)

will not apply to Party A

will not apply to Party B.

(f)                                    Payments on Early Termination. For the purpose of Section 6(e):-

(i)                                     Market Quotation will apply.

(ii)                                  The Second Method will apply.

(g)                                 “Termination Currency” means United States Dollars.

(h)                                 Additional Termination Event will not apply to Party A and Party B.

PART 2: Tax Representations

(a)                                  Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (x) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (y) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (z) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (y) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)                                 Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the following representations specified below, if any:-

(i)                                     The following representations will apply to Party A:

Party A is a national banking association created or organized under the laws of the United States of America and the federal taxpayer identification number is 94-1687665.

(ii)                                  The following representations will apply to Party B:

Party B is a corporation created or organized under the laws of the State of Maryland and the federal taxpayer identification number is 04-2995419.

PART 3: Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:

(a)                                  Tax forms, documents or certificates to be delivered are:

Party required to
deliver document	Form/Document/Certificate	Date by which to be delivered

Party B	Internal Revenue Service Form W-9	Upon execution and delivery of this Agreement

(b)                                 Other documents to be delivered are:-

Party
required to		Date by	Covered by
deliver		which to be	Section 3(d)
document	Form/Document/Certificate	delivered	Representation

Party A

Annual Report of Bank of America Corporation containing audited, consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which such party is organized

		To be made available on www.bankofamerica.com/investor/ as soon as available and in any event within 90 days after the end of each fiscal year of Party A	Yes

Party B

Annual Report of Party B and of any Credit Support Provider thereof containing audited, consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which such party and such Credit Support Provider is organized

		As soon as available and in any event within 90 days after the end of each fiscal year of Party B and of the Credit Support Provider	Yes

Party A

Quarterly Financial Statements of Bank of America Corporation containing unaudited, consolidated financial statements of such party’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which such party is organized

		To be made available on www.bankofamerica.com/investor/ as soon as available and in any event within 30 days after the end of each fiscal quarter of Party A	Yes

Party B

Semi-annual Financial Statements of Party B and any Credit Support Provider thereof containing unaudited, consolidated fmancial statements of such party’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which such party and such Credit Support Provider is organized

		To be made available on www.newamericahyb.com as soon as available	Yes

Party B	Monthly report of the Liquid Value of the ATP as such terms are defined pursuant to Part 1(j) of this Schedule.	As soon as available.

Party A and Party B

Certified copies of all corporate or partnership authorizations, as the case may be, and any other documents with respect to the execution, delivery and performance of this Agreement and any Credit Support Document

		Upon execution and delivery of this Agreement	Yes

Party A and Party B	Certificate of authority and specimen signatures of individuals executing this Agreement and any Credit Support Document	Upon execution and delivery of this Agreement and thereafter upon request of the other party	Yes

PART 4: Miscellaneous

(a)                                  Address for Notices. For the purpose of Section 12(a) of this Agreement:-

Address for notice or communications to Party A:

Bank of America, N.A.
Sears Tower
233 South Wacker Drive, Suite 2800
Chicago, IL 60606
Attention: Swap Operations
Telephone No.: 312-234-2732
Facsimile No.: 312-234-3603

with a copy to:

Bank of America, N.A.
100 Federal Street
Boston, Massachusetts 02110
Attention: Capital Markets Documentation
Facsimile No.: 617-434-3085

Address for notice or communications to Party B:

The New America High Income Fund, Inc.
33 Broad Street
Boston, Massachusetts 02109
Attention: Ellen Terry
Telephone No.: 617-263-6400

(b)                                 Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)                                  Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)                                 Multibranch Party. For the purpose of Section 10 of this Agreement:-

Party A is a Multibranch Party and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York, Boston, Massachusetts or London, England Office, or such other Office as may be agreed to by the parties in connection with a Transaction.

Party B is not a Multibranch Party.

(e)                                  Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to a relevant Transaction.

(f)                                    Credit Support Document. Details of any Credit Support Document:-

Each of the following, as amended, extended, supplemented or otherwise modified in writing from time to time, is a “Credit Support Document”:

In relation to Party A: Not Applicable

In relation to Party B: Not Applicable

(g)                                 Credit Support Provider.

Credit Support Provider means in relation to Party A:         Not applicable.

Credit Support Provider means in relation to Party B:         Not applicable.

(h)                                 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws doctrine.

(i)                                     Netting of Payments. All amounts payable on the same date, in the same currency and in respect of the same Transaction shall be netted in accordance with Section 2(c) of this Agreement. The election contained in the last paragraph of Section 2(c) of this Agreement shall not apply for the purposes of this Agreement.

(j)                                     “Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)                                  Section 7 is hereby modified by inserting the phrase, “(such consent not to be unreasonably withheld)” after the word “party” in the third line thereof.

PART 5: Other Provisions

(a)                                 ISDA Definitions. Reference is hereby made to the 2000 ISDA Definitions, the 1993 ISDA Commodity Derivatives Definitions and the 1996 ISDA Equity Derivatives Definitions, each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), and the 1998 ISDA FX and Currency Option Definitions, as published by ISDA, the Emerging Markets Traders Association and the Foreign Exchange Committee, each as amended, supplemented, updated, and superseded from time to time (collectively, the “ISDA Definitions”), which are hereby incorporated by reference and made party of this Agreement herein. Any terms used and not otherwise defined herein, which are contained in the ISDA Definitions, shall have the meaning set forth therein. IN the event of any inconsistency between the provisions of this Agreement and ISDA Definitions, this Agreement will prevail, and, in the even of any inconsistency between any Confirmation and the AISDA Definitions, the Confirmations will control.

(b)                                 Set-off. Any amount (the “Early Termination Amount”) payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) or (v) has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Part 5(a).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Part 5(a) shall be effective to create a charge or other security interest. This Part 5(a) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(c)                                  Delivery of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation via facsimile transmission. Party B agrees to respond to such Confirmation within ten (10) Local Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(d)                                 Bankruptcy. Section 5(a)(vi)(3) of this Agreement is hereby amended by the substitution of the following therefor:

“(3) send a notice convening a meeting to propose a voluntary arrangement of creditors, or any class thereof, or makes a general assignment, arrangement or composition with or for the benefit of its creditors, or any class thereof;”.

(e)                                  Recording of Conversations. Each party to this Agreement acknowledges and agrees to the tape recording of conversations between trading and marketing personnel of the parties to this Agreement whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any proceedings relating to the Agreement.

(f)                                    Notice by Facsimile Transmission. Section 12(a) is hereby amended by deleting the parenthetical “(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)”.

(g)                                 Section 3(a) of this Agreement is amended by (i) deleting the word “and” at the end of clause (iv); (ii) deleting the period at the end of clause (v) and inserting therein “; and” and (iii) by inserting the following additional representation:

“(vi) Eligible Contract Participant. Each party represents to the other party (which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into) that it is an “eligible contract participant” as defined in Section la(l2) of the U.S. Commodity Exchange Act, 7 U.S.C. Section la(12).”

(h)                                 Section 3 is revised so as to add the following Section (g) at the end thereof:

“(g)                           Relationship Between Parties. Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction): -

(i)                                     Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(ii)                                  Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii)                               Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction.”

(i)                                     Waiver of Right to Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WANES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(j)                                     Cross Default. Section 5(a)(vi) of this Agreement is hereby amended adding the following after the semicolon at the end thereof:

“provided, however, that notwithstanding the foregoing (but subject to any provision to the contrary contained in any such agreement or instrument), an Event of Default shall not occur under either (1) or (2) above if the default, event of default or other similar condition or event referred to in (1) or the failure to pay referred to in (2) is caused not (even in part) by the unavailability of funds but is caused solely due to a technical or administrative error which has been remedied within three Local Business Days after notice of such failure is given to the party.”

(k)                                  USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

(1)                                  Governing Agreement. This Agreement amends and restates the ISDA Master Agreement, dated as of February 3, 1994 (the “Prior Agreement”), between Party A and Party B along with the Confirmations (as defined in the Prior Agreement) relating thereto. All Confirmations relating to the Prior Agreement shall be deemed to be part of this Agreement and all references to the Prior Agreement in all Confirmations to the Prior Agreement (howsoever described) shall be defined in accordance with this Agreement mutatis mutandis.

Accepted and agreed:

FLEET NATIONAL BANK	THE NEW AMERICA HIGH INCOME FUND, INC.

/s/ Donald M. Caiazza	/s/ Robert Birch
Name: Donald M. Caiazza	Name: Robert Birch
Title: Vice President	Title: President